Exhibit 99.1

Company Contact:

Michael C. Boyd, CEO 800-289-6863

Porter, LeVay & Rose, Inc. Michael Porter 212-564-4700

FOR IMMEDIATE RELEASE

LONGPORT TERMINATES DISTRIBUTION AGREEMENT

GLEN MILLS, PA — March 8, 2005 — Longport, Inc. (OTCBB: LPTI), a medical technology specialist in high resolution ultrasound imaging, today announced it has terminated its Distribution Agreement with U.S. MedSys, Inc.  Longport intends to continue to work with U.S. MedSys and their customers and is currently in discussion with U.S. MedSys regarding the creation of a new agreement on a mutually satisfactory basis.

Longport’s other distributing partners in wound care, FutureScan and Advanced Vital Services (AVS), are both active in the long-term care market.  FutureScan previously announced the placement of seventy-eight scanners through Infinity NP, and AVS has multiple trials underway with long-term care facilities using the Longport scanner.

Longport is currently placing particular emphasis on the expansion and diversification of its distribution network, including international distribution agreements and, where appropriate, the pursuit of direct scanner placement opportunities. The Company will utilize its presence at the 28th Annual American Medical Director’s Association (AMDA) Symposium to be held March 17-20, 2005 in New Orleans, LA as well as at the 18th Annual Symposium on Advanced Wound Care (SAWC) to be held April 21-24, 2005 in San Diego, CA to increase awareness of its technology in the wound care field.

Longport also announced that during the last few months it has expanded the scope and number of studies to validate the effectiveness of the EPISCAN I-200 across a range of applications including dermatology, cosmetics / aesthetics, scar assessment as well as wound assessment and prevention.  These studies are currently ongoing at leading Universities and clinical centers in the USA.

Longport, Inc. of Glen Mills, Pennsylvania, is a medical technology company that specializes in high resolution ultrasound imaging. After several years and a multi-million dollar investment in the technology, Longport has secured patents, copyrights, and FDA permission to market. The Company’s technology has been used to engineer a unique high resolution ultrasound imaging system.  For further information please contact Longport, Inc. at 1-800-289-6863 or visit our website at www.longportinc.com.

Forward-looking Information and the Private Securities Litigation Reform Act of 1995

Certain statements in this press release, including statements concerning product development milestones and anticipated events, are “forward-looking statements” within the Private Litigation Reform Act of 1995. Forward Looking Statements are based on the opinions and estimates of management at the time the statements are made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. The words “believe,” “expect,” “intend,” “anticipate,” variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Factors that could affect Longport’s actual results include, among others, uncertainties as to the Company’s ability to manage potential problems, delays or anticipated expenses, including problems, delays or expenses involving manufacturing. Readers are cautioned not to place undue reliance upon these forward-looking statements that speak only to the date of this release. Reference is made to Longport’s 2003 annual report on Form 10-K filed with the Securities and Exchange Commission for a more definitive description of such factors. Longport, Inc. undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

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